Exhibit 99.1

Unaudited Pro Forma Financial Information of Eagle Rock Energy Partners, L.P.
The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only to reflect the pro forma impact to Eagle Rock Energy Partners, L.P. (the "Partnership") of the contribution of its Midstream Business (the "Contribution") to Regency Energy Partners LP ("Regency"). The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and the year ended December 31, 2013, should be read in conjunction with: (1) the March 31, 2014 unaudited historical financial statements of the Partnership, including the related notes, filed with the SEC on Form 10-Q on May 2, 2014 and (2) the December 31, 2013 audited historical financial statements of the Partnership, including the related notes, filed with the SEC on Form 10-K on March 3, 2014.
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, is presented to illustrate the estimated effects of the proposed Contribution as if the transaction had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are presented to illustrate the estimated effects of the proposed Contribution as if the transaction had occurred on January 1, 2013.
The following unaudited pro forma condensed financial statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances, many of which are beyond the control of the Partnership, and are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have occurred if the Contribution had been consummated on the dates indicated or of the financial position or results of operations of the Partnership in the future. Actual results may differ materially from the estimates and assumptions used, and the following unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of the Partnership following the consummation of the Contribution. The pro forma adjustments and assumptions are described in Note 3 in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

EAGLE ROCK ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014
(In thousands, except per unit amounts)

	Eagle Rock Energy Partners, L.P.	Midstream Business	Pro Forma Adjustments for the Contribution		Pro Forma March 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,623	$—	$520,000	(a)	$4,672
			(10,700)	(a)
			(15,251)	(b)
			(495,000)	(c)
Accounts receivable	165,852	(136,966)			28,886
Risk management assets	5,740	(2,606)			3,134
Prepayments and other current assets	12,601	(410)			12,191
Total current assets	189,816	(139,982)	(951)		48,883
PROPERTY, PLANT AND EQUIPMENT -Net	1,838,925	(993,973)			844,952
INTANGIBLE ASSETS -Net	104,149	(100,930)			3,219
DEFERRED TAX ASSET	2,224	(51)	51	(d)	2,224
RISK MANAGEMENT ASSETS	1,451	(129)			1,322
OTHER ASSETS	18,753	(16,513)	200,000	(a)	204,795
			2,555	(e)
TOTAL	$2,155,318	$(1,251,578)	$201,655		$1,105,395

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$202,693	$(151,306)	$—		$51,387
Accrued liabilities	42,442	(20,821)	15,623	(f)	21,993
			(15,251)	(b)
Income taxes payable	—	—			—
Risk management liabilities	15,334	(6,984)	3,092	(g)	11,442
Total current liabilities	260,469	(179,111)	3,464		84,822
LONG-TERM DEBT	1,269,433	(931,739)	386,306	(h)	229,000
			(495,000)	(c)
ASSET RETIREMENT OBLIGATIONS	46,269	(8,734)			37,535
DEFERRED TAX LIABILITY	38,164	(5,501)	5,501	(d)	38,164
RISK MANAGEMENT LIABILITIES	878	(1,298)	670	(g)	250
OTHER LONG-TERM LIABILITIES	5,258	(1,259)	648	(d)	4,647
COMMITMENTS AND CONTINGENCIES
MEMBERS’ EQUITY	534,847	(123,936)	123,936	(i)	710,977
			176,130	(j)
TOTAL	$2,155,318	$(1,251,578)	$201,655		$1,105,395

See notes to unaudited pro forma condensed consolidated financial statements.

EAGLE ROCK ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(In thousands, except per unit amounts)

	Eagle Rock Energy Partners, L.P.	Midstream Entities	Pro Forma Adjustments for the Contribution		Pro Forma for the Three Months Ended March 31, 2014
REVENUE:
Natural gas, natural gas liquids, oil, condensate, sulfur and helium sales	$340,465	$(285,377)	(4)	(k)	$55,084
Gathering, compression, processing and treating services	22,397	(22,397)			—
Commodity risk management losses, net	(14,944)	4,911			(10,033)
Other revenue	156	(4)			152
Total revenue	348,074	(302,867)	(4)		45,203
COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	244,973	(245,717)	744	(k)	—
Operations and maintenance	34,671	(23,173)			11,498
Taxes other than income	5,667	(1,876)			3,791
General and administrative	21,391	(13,680)	6,880	(l)	14,591
Impairment and other	2,097	(2,097)			—
Depreciation, depletion, and amortization	40,508	(20,102)			20,406
Total costs and expenses	349,307	(306,645)	7,624		50,286
OPERATING LOSS	(1,233)	3,778	(7,628)		(5,083)
OTHER INCOME (EXPENSE):
Interest expense, net	(17,986)	15,025	(3,054)	(m)	(2,414)
			3,601	(n)
Interest rate risk management losses, net	(290)	143	(143)	(o)	(290)
Other income (expense), net	(7)	8	3,917	(p)	3,918
Total other expense	(18,283)	15,176	4,321		1,214
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(19,516)	18,954	(3,307)		(3,869)
INCOME TAX BENEFIT	(953)	(183)	213	(q)	(923)
LOSS FROM CONTINUING OPERATIONS	$(18,563)	$19,137	$(3,520)		$(2,946)

LOSS FROM CONTINUING OPERATIONS PER COMMON UNIT - BASIC AND DILUTED:
Loss from continuing operations per unit:
Common units - Basic and diluted	(0.12)				(0.02)
Weighted average units outstanding (in thousands):
Common units - Basic and diluted	156,644				156,644

See notes to unaudited pro forma condensed consolidated financial statements.

EAGLE ROCK ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2013
(In thousands, except per unit amounts)

	Eagle Rock Energy Partners, L.P.	Midstream Business	Pro Forma Adjustments for the Contribution		Pro Forma For the Year Ended December 31, 2013
REVENUE:
Natural gas, natural gas liquids, oil, condensate, sulfur and helium sales	$1,129,333	$(967,949)	39,224	(k)	$200,608
Gathering, compression, processing and treating services	83,659	(83,659)			—
Commodity risk management losses, net	(18,533)	14,596			(3,937)
Other revenue	820	(119)			701
Total revenue	1,195,279	(1,037,131)	39,224		197,372
COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	790,618	(829,661)	39,043	(k)	—
Operations and maintenance	135,205	(93,779)			41,426
Taxes other than income	20,270	(7,342)			12,928
General and administrative	81,214	(51,227)	28,294	(l)	58,281
Impairment and other	214,286	—			214,286
Depreciation, depletion, and amortization	167,170	(77,726)			89,444
Total costs and expenses	1,408,763	(1,059,735)	67,337		416,365
OPERATING LOSS	(213,484)	22,604	(28,113)		(218,993)
OTHER INCOME (EXPENSE):
Interest expense, net	(68,762)	58,273	(9,716)	(m)	(6,419)
			13,786	(r)
Interest rate risk management losses, net	(1,104)	541	(541)	(o)	(1,104)
Other income (expense), net	257	(287)	15,296	(s)	15,266
Total other expense	(69,609)	58,527	18,825		7,743
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(283,093)	81,131	(9,288)		(211,250)
INCOME TAX BENEFIT	(5,114)	(77)	(3,643)	(q)	(8,834)
LOSS FROM CONTINUING OPERATIONS	$(277,979)	$81,208	$(5,645)		$(202,416)

LOSS FROM CONTINUING OPERATIONS PER COMMON UNIT - BASIC AND DILUTED:
Loss from continuing operations per unit:
Common units - Basic and diluted	(1.79)				(1.33)
Weighted average units outstanding (in thousands):
Common units - Basic and diluted	153,562				153,562

See notes to unaudited pro forma condensed consolidated financial statements.

EAGLE ROCK ENERGY PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. Basis of Presentation
The historical information for Eagle Rock Energy Partners, L.P. is derived from the historical financial statements of the Partnership. The historical information for the Midstream Business is derived from the Partnership's historical midstream business segment and includes certain allocations of assets, liabilities, revenues and expenses to present the Midstream Business as if it were a stand-alone entity. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 is presented to illustrate the estimated effects of the Contribution as if the Contribution had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are presented to illustrate the estimated effects of the Contribution as if the Contribution had occurred on January 1, 2013.
Pursuant to the Contribution Agreement, the Partnership will contribute to Regency its historical midstream business segment, a portion of its corporate segment relating to the midstream business segment and the commodity risk management gains and losses attributable to the midstream business segment’s production, and general and administrative expenses solely attributable to the midstream business segment.
NOTE 2. Preliminary Divestiture Price
The divestiture price of $1.27 billion has been calculated as follows (in thousands, except per unit amounts):

Value of common units issued (1)	$200,000
Exchange of Senior Notes (2)	550,000
Cash (2)	520,000
Total consideration received	$1,270,000
__________________________

(1)
The total number of Regency common units to be received by Eagle Rock is 8,245,859, which was determined by dividing $200 million by the volume weighted average price of Regency's common units for the 10 trading days prior to the announcement of the transaction on December 23, 2013.

(2)	Assumes that all of Eagle Rock's senior unsecured notes will be exchanged as part of the Contribution.
NOTE 3. Pro Forma Adjustments and Assumptions
The unaudited pro forma condensed consolidated financial statements have been adjusted to reflect:

(a)	The Contribution of the Midstream Business to Regency for total consideration of $1.27 billion less estimated expenses of approximately $10.7 million.

(b)	The use of a portion of the net proceeds from the Contribution used to pay the accrued interest on the senior unsecured notes.

(c)
The use of all remaining net proceeds from the Contribution to repay outstanding debt under the revolving credit facility which bears interest primarily based on a LIBOR rate plus the applicable margin.

(d)	The reversal of deferred tax assets and liabilities related to the assets, liabilities and operations of the Midstream Business.

(e)	The reversal of deferred financing costs related to the Partnership's revolving credit facility allocated to the Midstream Business.

(f)	The reversal of accrued interest related to the senior unsecured notes and revolving credit facility allocated to the Midstream Business.
(g) The reversal of interest rate swaps allocated to the Midstream Business.
(h) The reversal of the Partnership's outstanding balance under its revolving credit facility allocated to the Midstream Business.

(i)	The reversal of the Midstream Business' equity balance.

(j)	The gain realized on the Contribution.

(k)	The reversal of intercompany eliminations for the three and twelve month periods presented.

(l)	The reversal of general and administrative expenses allocated to the Midstream Business for the three and twelve month periods presented.

(m)
The reversal of interest expense, including debt issuance costs, related to Partnership's revolving credit facility allocated to the Midstream Business for the three and twelve month periods presented.

(n)
The reduction of interest expense from the net repayment of outstanding borrowings under the revolving credit facility as a result of the Contribution for the three months ended March 31, 2014. The reduction of interest expense associated with the repayment of outstanding debt of $495 million was calculated using an assumed rate of 2.91%, the interest rate related to the Partnership's revolving credit facility as of March 31, 2014. A 1/8 percentage change in the assumed interest rate would result in an adjustment of interest expense of approximately $0.2 million.

(o)	The reversal of interest rate risk management losses allocated to the Midstream Business for the three and twelve month periods presented.

(p)
Distributions received on the Regency units during the three months ended March 31, 2014, based on quarterly distributions paid of $0.475 for the quarter ended December 31, 2013. As it is the initial intention of the Partnership to retain the units received in the Contribution, the investment will be accounted for under the cost method, with the distributions recorded as income within the statement of operations.

(q)	The reversal of income tax expense related to the assets, liabilities and operations of the Midstream Business for the three and twelve months presented.

(r)
The reduction of interest expense from the net repayment of outstanding borrowings under the revolving credit facility as a result of the Contribution for the year ended December 31, 2013. The reduction of interest expense associated with the repayment of outstanding debt of $495 million was calculated using an assumed rate of 2.67%, the interest rate related to the Partnership's revolving credit facility as of December 31, 2013. A 1/8 percentage change in the assumed interest rate would result in an adjustment of interest expense of $0.6 million.

(s)
Distributions received on the Regency units during the year ended December 31, 2013, based on quarterly distributions paid of $0.46, $0.46, $0.465 and $0.47 for the quarters ended December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. As it is the initial intention of the Partnership to retain the units received in the Contribution, the investment will be accounted for under the cost method, with the distributions recorded as income within the statement of operations.

NOTE 4. Alternative Presentation
The unaudited pro forma condensed consolidated financial statements above assume that the full $550 million face value of the Partnership's senior unsecured notes will be exchanged into Regency notes as part of the Contribution. For any senior unsecured notes that are not exchanged for new Regency notes the Partnership will receive an amount of cash equal to 110% of the difference between $550 million and the face value of the senior unsecured notes exchanged. Should no senior notes be exchanged as part of the Contribution, the total consideration received would increase to $1.325 billion from $1.27 billion. The following would be the significant differences presented within the unaudited pro forma condensed consolidated financial statements assuming none of the Partnership's senior unsecured notes are exchanged.
Pro Forma Balance Sheet as of December 31, 2013

(1)	Cash would be $392 million, as it is assumed the additional cash proceeds would be used to pay-down all of the outstanding debt under the Partnership's revolving credit facility.

(2)	Long-term debt would be $545 million.

(3)	Equity would be $782 million, as the gain on the sale would increase due to the additional consideration received.

Pro Forma Statement of Operations for the three months ended March 31, 2014
(1) Loss from continuing operations would be $13.6 million, as the reduction in interest expense would be $4.8 million.
(2) Basic and diluted net loss from continuing operations would be $0.09 per unit.
Pro Forma Statement of Operations for the year ended December 31, 2013

(1)	Loss from continuing operations would be $249.5 million, as the reduction in interest expense would be $15.3 million.

(2)	Basic and diluted net loss from continuing operations would be $1.64 per unit.
NOTE 5. Pro Forma Earnings Per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership (common and restricted common units), the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class, if any. The remaining net income is allocated to each class in proportion to the class weighted average number of units outstanding for a period, as compared to the weighted average number of units for all classes for the period, with the exception of net losses. Net losses are allocated to just the common units.